EXHIBIT 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Visium Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1) (2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Equity	Common stock, par value $0.0001 per share (3)	457(o)			$11,500,000	$92.70 per $1,000,000	$1,066.05
	Equity	Representative’s Warrants (4)	457(g)
	Equity	Common stock, par value $0.0001 per share (Representative’s Warrant Shares) (3) (5)	457(g)			$1,150,000	$92.70 per $1,000,000	$106.61
	Equity	Common stock, par value $0.0001 per share (3) (6)	457(a)			$1,053,000	$92.70 per $1,000,000	$97.61

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes initial public offering price of shares that the underwriters have the option to purchase to cover over-allotments, if any.

(3)

Pursuant to Rule 416 of the Securities Act, the shares of common stock registered hereby also includes an indeterminable number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(4)	No fee required pursuant to Rule 457(g) under the Securities Act.

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Representative’s Warrants are exercisable for a number of shares equal to 8% of the shares of common stock offered hereby at a per share exercise price equal to 125% of the public offering price per share. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative’s Warrants (including the over-allotment) is $1,150,000, which is equal to 125% of $920,000 (8% of $11,500,000).

(6)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rules 457(a) under the Securities Act.